CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement No. 333-4145 of Storage Computer Corporation (the "Company") on Form S-3 of our report dated January 31, 1997 on the consolidated financial statements of the Company as at December 31, 1996 and December 31, 1995 and for each of the years in the three-year period ended December 31, 1996 appearing in this annual report on Form 10-KSB of the Company.



                                        Richard A. Eisner & Company, LLP



New York, New York
March 31, 1997